Exhibit 23(a)(iii) under Form N-1A

                                            Exhibit 3(i) under Item 601/Reg. S-K

                                THE HUNTINGTON FUNDS



CERTIFICATE OF DESIGNATION

of

SERIES AND CLASSES OF SHARES

1.    Certificate of Designation

     The undersigned  certifies that, pursuant to authority conferred by Section
5.11 of the Declaration of Trust, the Trustees of the Trust have authorized the creation of separate series ("Series") of Shares of beneficial interest of the Trust, and classes ("Classes") of such shares in each of such Series, as follows:

     (1) The shares of beneficial interest of the Trust have been divided into one or more separate series and classes designated as follows:

            Huntington Dividend Capture Fund,

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Fixed Income Securities Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Florida Tax-Free Money Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Growth Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Income Equity Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Intermediate Growth Income Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington International Equity Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Michigan Tax-Free Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Mid Corp America Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Money Market Fund

                  Investment A Shares, Investment B Shares, Trust Shares and

                  Interfund Shares

            Huntington Mortgage Securities Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington New Economy Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Ohio Municipal Money Market Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Ohio Tax-Free Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Rotating Index Fund

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington Short/Intermediate Fixed Income Securities Fund

                  Trust Shares

            Huntington Situs Small Cap Fund,

                  Investment A Shares, Investment B Shares and Trust Shares

            Huntington U.S. Treasury Money Market Fund

                  Investment A Shares, Investment B Shares and Trust Shares



     Investment B Shares of Huntington Florida Tax-Free Money Fund, Huntington Intermediate Growth Income Fund, Huntington Michigan Tax-Free Fund, Huntington Mortgage Securities Fund, Huntington Ohio Municipal Money Market Fund, Huntington Ohio Tax-Free Fund, Huntington Rotating Index Fund and Huntington U.S. Treasury Money Market Fund are not currently effective.

     (2) Each Series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then current effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Each shares of beneficial interest in each Series shall be redeemable, shall be entitled to one vote or fraction of a vote and shall represent a pro rata beneficial interest in the assets allocated to that Series, and shall be entitled to receive its pro rata share of net assets of that Series upon liquidation of that Series, all as provided in the Declaration of Trust.



     (3) As noted above, the shares of beneficial interest in each Series have been classified into one or more classes, designated "Investment A Shares," "Investment B Shares," "Trust Shares" and/or "Interfund Shares," of which an unlimited number of shares were authorized for issuance. The holders of Investment A Shares, Investment B Shares, Trust Shares and Interfund Shares of each Series shall be considered shareholder of such Series, and shall have the relative rights and preferences set forth herein and in the Declaration of Trust with respect to shares of such Series, and shall also be considered shareholder of the Trust for all other purposes (including, without limitation, for purposes of receiving reports and notices and the right to vote) and, for matters reserved to the shareholders of one or more other Classes or Series by the Declaration of Trust or by any instrument establishing and designating a particular Class or Series, or as required by the Investment Company Act of 1940 or any rule or regulation of the Securities and Exchange Commission issued hereunder (collectively, the "1940 Act") or any other applicable law.

     (4) The assets and liabilities of the Trust shall be allocated among the Trust's Series and Classes as set forth in Section 5.11 of the Declaration of Trust, and any liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocation among the several Series and Classes on the basis of their relative average daily net assets. Notwithstanding the foregoing, (a) the fees and expenses related to the Trust's Distribution Plan pursuant to Rule 12b-1 (and related agreements) attributable to Investment Shares shall be charged only to Investment Shares, and, (b) subject to the provisions of Rule 18f-3 under the 1940 act, the Trustees of the Trust reserve the right to allocate certain of the following expenses attributable to a particular Class of each Series ("Class Expenses") on a basis other than on the relative net asset values of all Classes of such Series, if such expenses are actually incurred in a different amount by that Class of if the Class receives services of a different kind or to a different degree than other Classes: (i) transfer agency fees identified by the transfer agent as being attributable to a specific Class of Shares; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports and proxies to current shareholders of a specific Class of shares or to regulatory agencies with respect to a specific Class of shares; (iii) blue sky registration or qualification fees incurred by a Class of shares; (iv) SEC registration fees incurred by a Class of shares; (v) litigation or legal expenses relating solely to one Class of shares; (vi) Trustees' fees incurred as a result of issues relating to a particular Class of shares; and (vii) independent accountants' fees or attorneys' fees relating solely to a particular Class of shares.

     (5) Investment A Shares of one or more Series may be subject to a front-end, back-end, contingent or deferred sales charge, commission or fee and may also be made subject to an asset-based distribution fee pursuant to the Trust's Rule 12b-1 Distribution Plan, which authorizes the payment of distribution and service fees not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investment A Shares of each Series.

     (6) Investment B Shares of one or more Series may be subject to a front-end, back-end, contingent or deferred sales charge, commission or fee and may also be made subject to an asset-based distribution fee pursuant to the Trust's Rule 12b-1 Distribution Plan, which authorizes the payment of distribution and service fees not to exceed 1.00% (on an annual basis) of the average daily net assets attributable to Investment B Shares of each Series.

     (7) Trust Shares of each Series shall not be subject to any front-end, back-end, contingent or deferred sales charge, commission or fee, nor shall they be subject to any asset-based distribution or service fees pursuant to the Trust's Rule 12b-1 Distribution Plan.


     (8) Interfund Shares of Huntington Money Market Fund shall not be subject to any front-end, back-end, contingent or deferred sales charge, commission or fee, nor shall they be subject to any asset-based distribution or service fees pursuant to the Trust's Rule 12b-1 Distribution Plan.



     (9) Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of shares of a Class of any Series shall have the right to exchange such shares into shares of that Class of any other Series of the Trust having the same designation as the Class of shares owned by such holder or any other Class of shares, in accordance with the requirements and procedures set forth in the then current effective registration statement of the Trust filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     (10) The Investment A Shares, Investment B Shares, Trust Shares and Interfund Shares of each Series shall represent an equal proportionate interest in the share of such Class in the Trust Property belonging to that Series, adjusted for any liabilities specifically allocable to the Shares of that Class, and each share of any such Class of a particular Series shall have identical voting, dividend, liquidation and other rights. Shareholders of each Series and Class shall vote as a separate Series or Class, as the case may be, on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any Series or Class, as provided in Rule 18f-2, as from time to time in effect under the 1940 Act, or any successor rule or by the Declaration of Trust. Except as provided by the 1940 Act or set forth herein, each Class of shares shall otherwise have the same preferences, conversion, and other rights, voting powers, restrictions, limitation, qualifications and terms and conditions of redemptions as each other Class of shares of that Series. When the Trustees determine that the matter to be voted upon affects only the interest of the shareholder of a particular class or particular Series, only Shares of that class or Series will be allowed to vote on that matter. Only holders of Investment A Shares and Investment B Shares will be entitled to vote on a matter submitted to shareholder vote with respect to its Distribution Plan pursuant to Rule 12b-1 applicable to such Shares. The holders of each Class of a Series' Shares will be entitled to vote separately on all matters submitted to shareholder vote in which the interest of one Class are different from the interest of the other Class.

     (11) The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series or Class, now or hereafter created, or to otherwise change the special and relative rights of any such Series or Class, provided that such change shall not adversely affect the rights of holders of shares of such Series or Class.

     IN WITNESS WHEREOF, the Secretary has executed this Certificate of Designation as of August 1, 2002.



                                    /s/ Victor R. Siclari

                                    Victor R. Siclari